SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2011

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2011, SIGA Technologies, Inc. (“SIGA”) entered into a Separation and Consulting Agreement (the “Agreement”) with Ayelet Dugary in connection with her separation from SIGA.  Pursuant to the Agreement, Ms. Dugary will act as a consultant to SIGA for a period of 90 days from the effective date of her separation, and SIGA will pay Ms. Dugary $45,000 for her consulting services during such time.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Separation and Consulting Agreement dated as of February 25, 2011, between SIGA and Ayelet Dugary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Eric A. Rose
Name: Eric A. Rose, M.D.
Title:   Chief Executive Officer

Date:  March 3, 2011